News Release

National Penn Bancshares, Inc. to Sell its Christiana Bank & Trust Unit to WSFS Financial Corporation

•	“Shareholder Friendly” Enhancement of Holding Company Liquidity

•	Accretive to Capital Ratios and Tangible Book Value

•	Consistent with Strategic Focus

•	NPBC also Announces the Redemption of its Separate Account Bank Owned Life Insurance

BOYERTOWN, PA  – June 24, 2010 – National Penn Bancshares, Inc. (NASDAQ: NPBC), the parent company of National Penn Bank and Christiana Bank & Trust Company (Christiana), announced today that it has signed a definitive agreement under which WSFS Financial Corporation (NASDAQ: WSFS) would acquire the stock of  Christiana for a cash purchase price of $34.5 million.  The transaction, anticipated to close in the fourth quarter of 2010, is subject to regulatory approval.

The sale includes the trust asset administration business, with annual revenue of approximately $6.5 million, and two commercial bank branches located in Delaware.  The transaction will result in an approximately $8 million goodwill impairment charge related to the trust asset administration business, specifically at Christiana, in the second quarter 2010.  On a pro-forma basis, this transaction will increase certain regulatory capital ratios by approximately 35 to 55 basis points and tangible book value by 9 cents per share.

Scott V. Fainor, President and CEO of National Penn Bancshares, Inc. said, "This transaction is consistent with our previously stated business line review and strategic objectives to enhance liquidity at the holding company in a shareholder friendly manner and to further accrete our strong regulatory capital position.”  Holding company liquidity will increase by approximately $35 million.

Donald P. Worthington, Chairman of Christiana, stated, “Christiana is a quality organization and we will be working with WSFS to assure a smooth transition for Christiana customers, staff and the community until the transaction closes.”

National Penn also announced its intention to surrender its underperforming portfolio of separate account Bank Owned Life Insurance (BOLI).  Availing itself of the benefits of stable value wrap agreements, the aggregate proceeds of the surrender will be approximately $65 million, which is approximately $6.5 million in excess of the fair market value of the underlying assets.

The surrender will not impact pre-tax income but will create approximately $8.1 million of tax expense.  Approximately $6.3 million will be offset by net operating loss carry forwards, which will reduce the deferred tax asset, resulting in an approximate cash payment of $1.8 million.  The utilization of the net operating loss carry forwards and related reduction in the deferred tax asset in conjunction with the economics of the stable value wraps result in a significantly enhanced internal rate of return on these funds.

Fainor stated, “The common theme of these two transactions is that National Penn is strategically managing its balance sheet and in the aggregate, these two transactions will enhance future earnings of National Penn.”

Reed Smith LLP acted as outside legal counsel to National Penn.  Boenning & Scattergood, Inc. acted as financial advisors to National Penn.

A conference call with analysts will be broadcast over the Internet on June 25 at 8:30 a.m. EDT.  The conference call and Webcast will feature a brief discussion of the two transactions, followed by a question and answer session with analysts.  National Penn Bancshares, Inc. presenters will be Fainor and Michael J. Hughes, CFO.  The link to the conference call is available at www.nationalpennbancshares.com.

National Penn media contact:	National Penn investor contact:
Catharine S. Bower	Michelle H. Debkowski
610.369.6618	610.369.6461
Catharine.Bower@nationalpenn.com	Michelle.Debkowski@nationalpenn.com

About National Penn Bancshares, Inc.

National Penn Bancshares, Inc., with $9.2 billion in assets, is the fourth largest bank holding company based in Pennsylvania.  Headquartered in Boyertown, National Penn operates 127 offices. It has 124 community banking offices in Pennsylvania and one office in Maryland through National Penn Bank and its HomeTowne Heritage Bank, KNBT and Nittany Bank divisions.  National Penn also has two offices in Delaware through its wholly-owned subsidiary Christiana Bank & Trust Company.

National Penn’s financial services affiliates consist of National Penn Wealth Management, N.A., including its National Penn Investors Trust Company division; National Penn Capital Advisors, Inc.;  Institutional Advisors LLC; National Penn Insurance Services Group, Inc., including its Higgins Insurance division; and Caruso Benefits Group, Inc.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”. Please visit our Web site at www.nationalpennbancshares.com to see our regularly posted material information.

Statement Regarding Non-GAAP Financial Measures:

This release contains supplemental financial information determined by methods other than in accordance with Accounting Principles Generally Accepted in the United States of America (“GAAP”).  National Penn’s management uses such non-GAAP measures in its analysis of National Penn’s performance.  One such measure, tangible book value, excludes from total equity goodwill, intangible assets and preferred stock. Banking and financial institution regulators also exclude goodwill and intangible assets from shareholders’ equity when assessing the capital adequacy of a financial institution.  Management believes the presentation of such financial measures excluding the impact of the specified items provides useful supplemental information that is essential to a proper understanding of the financial results of National Penn.  In the case of tangible book value, it provides a method to assess the level of tangible net assets on a per share basis.  This disclosure should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Cautionary Statement Regarding Forward-Looking Information:

This release contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” ”could,” “plan,’’ “goal,” “potential,” “pro forma,” “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions readers not to place undue reliance on these statements.

National Penn’s business and operations, as well as its business and operations following the completion of the transactions described in this release, are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: increased capital requirements and other requirements or actions mandated by National Penn’s regulators, National Penn’s inability to meet the requirements of the memorandum of understanding or the individual minimum capital ratio requirements issued by its primary regulator, National Penn’s inability to successfully implement its “self-improvement plan”, National Penn’s ability to raise capital and maintain capital levels, variations in interest rates, continued deterioration in the credit quality of certain loans, the effect of credit risk exposure, declines in the value of National Penn’s assets and the effect of any resulting impairment charges, recent and ongoing changes to the state and federal regulatory schemes under which National Penn and other financial services companies operate, competition from other financial institutions, interruptions or breaches of National Penn’s security systems, and the development and maintenance of National Penn’s information technology. These risks and others are described in greater detail in National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as in National Penn’s Quarterly Reports on Form 10-Q and other documents filed by National Penn with the SEC after the date thereof. National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.